                                                                     Exhibit 3.1

                                                  NON-STANDARD EXEMPTED BYE-LAWS

                                    BYE-LAWS

                                       OF

                             ARLINGTON TANKERS LTD.


                              -------------------
                               Dawna L. Ferguson
                                   Secretary

ADOPTED: 4TH OCTOBER 2004
AMENDED: 30TH JUNE 2006

                                                       ADOPTED ON 4 OCTOBER 2004

                                                         AMENDED ON 30 JUNE 2006

                                  BYE-LAWS OF

                             ARLINGTON TANKERS LTD.

                               TABLE OF CONTENTS

                                 INTERPRETATION
1.    Definitions

                               SHARES
2.    Power to Issue Shares

3.    Power of the Company to Purchase its Shares
4.    Rights Attaching to Shares
5.    Calls on Shares
6.    Prohibition on Financial Assistance
7.    Forfeiture of Shares
8.    Share Certificates
9.    Fractional Shares

                             REGISTRATION OF SHARES
10.   Register of Members
11.   Registered Owner Absolute Owner
12.   Transfer of Registered Shares
13.   Transmission of Registered Shares

                           ALTERATION OF SHARE CAPITAL
14.   Power to Alter Capital
15.   Variation of Rights Attaching to Shares

                          DIVIDENDS AND CAPITALISATION
16.   Dividends
17.   Power to Set Aside Profits
18.   Method of Payment
19.   Capitalisation

                               MEETINGS OF MEMBERS
20.   Annual General Meetings
21.   Special General Meetings
22.   Requisitioned General Meetings and other Business proposed by Members
23.   Notice
24.   Giving Notice
25.   Postponement of General Meeting
26.   Attendance and Security at General Meetings
27.   Quorum at General Meetings
28.   Chairman to Preside
29.   Voting on Resolutions
30.   Power to Demand Vote on Poll
31.   Voting by Joint Holders of Shares
32.   Instrument of Proxy
33.   Representation of Corporate Member
34.   Adjournment of General Meeting
35.   Written Resolutions
36.   Directors' Attendance at General Meetings

                             DIRECTORS AND OFFICERS
37.   Election of Directors
38.   Classes of Directors
39.   Term of Office of Directors
40.   Alternate Directors
41.   Removal of Directors
42.   Vacancy in the Office of Director
43.   Remuneration of Directors
44.   Defect in Appointment of Director
45.   Directors to Manage Business
46.   Powers of the Board of Directors
47.   Register of Directors and Officers
48.   Officers
49.   Appointment of Officers
50.   Duties of Officers
51.   Remuneration of Officers
52.   Conflicts of Interest
53.   Indemnification and Exculpation of Directors and Officers

                       MEETINGS OF THE BOARD OF DIRECTORS
54.   Board Meetings
55.   Notice of Board Meetings
56.   Participation in Meetings by Telephone
57.   Quorum at Board Meetings
58.   Board to Continue in Event of Vacancy
59.   Chairman to Preside
60.   Written Resolutions
61.   Validity of Prior Acts of the Board

                                CORPORATE RECORDS
62.   Minutes
63.   Place Where Corporate Records Kept
64.   Form and Use of Seal

                                    ACCOUNTS
65.   Books of Account
66.   Financial Year End

                                     AUDITS
67.   Annual Audit
68.   Appointment of Auditors
69.   Remuneration of Auditors
70.   Duties of Auditors
71.   Access to Records
72.   Financial Statements
73.   Distribution of Auditors Report
74.   Vacancy in the Office of Auditor

                              BUSINESS COMBINATIONS
75.   Business Combinations

                      VOLUNTARY WINDING-UP AND DISSOLUTION
76.   Winding-Up

                             CHANGES TO CONSTITUTION
77.   Changes to Bye-laws
78.   Discontinuance

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Arlington Tankers Ltd.                                                    Page 1


                                 INTERPRETATION

1.   DEFINITIONS

     1.1 In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act the Companies Act 1981 as amended from time to time;

Alternate Director                   an alternate director appointed in
                                     accordance with these Bye-laws;

Auditor                              includes an individual or partnership;

Board the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Company the company for which these Bye-laws are approved and confirmed;

Director a director of the Company and shall include an Alternate Director;

Member the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

notice written notice as further provided in these Bye-laws unless otherwise specifically stated;

Arlington Tankers Ltd.                                                    Page 2


Officer any person appointed by the Board to hold an office in the Company;

Register of Directors and Officers   the register of directors and officers
                                     referred to in these Bye-laws;

Register of Members                  the register of members referred to in
                                     these Bye-laws;

Resident Representative              any person appointed to act as resident
                                     representative and includes any deputy or
                                     assistant resident representative; and

Secretary                            the person appointed to perform any or all
                                     of the duties of secretary of the Company
                                     and includes any deputy or assistant
                                     secretary and any person appointed by the
                                     Board to perform any of the duties of the
                                     Secretary.

     1.2  In these Bye-laws, where not inconsistent with the context:

          (a) words denoting the plural number include the singular number and vice versa;

          (b) words denoting the masculine gender include the feminine and neuter genders;

          (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

          (d)  the words:-

               (i)  "may" shall be construed as permissive; and

               (ii) "shall" shall be construed as imperative; and

          (e) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     1.3 In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

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Arlington Tankers Ltd.                                                    Page 3


     1.4 Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                                     SHARES

2.   POWER TO ISSUE SHARES

     2.1 Subject to these Bye-laws, to the requirements of any stock exchange on which the Company's shares are listed and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine.

     2.2 Without limitation to the provisions of Bye-law 4, subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.   POWER OF THE COMPANY TO PURCHASE ITS SHARES

     The Company may purchase its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Act.

4.   RIGHTS ATTACHING TO SHARES

     4.1 At the date these Bye-laws are adopted, the share capital of the Company shall be divided into three classes: (i) 12,000 founders shares of par value US$1.00 each (the "Founders Shares"), (ii) 20,000,000 common shares of par value US$0.01 each (the "Common Shares") and (iii) 4,000,000 preference shares of par value US$0.01 each (the "Preference Shares").

     4.2 The holders of the Founders Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

          (a) except as required by law, not be entitled to receive notice of, attend or vote at any general meeting at any time that any shares of any other class are issued and outstanding,

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Arlington Tankers Ltd.                                                    Page 4


               and shall be entitled to one vote per share at any time that no shares of any other class are issued and outstanding;

          (b)  not be entitled to any dividends;

          (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company pro-rata with the holders of Common Shares.

     4.3 The holders of Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

          (a)  be entitled to one vote per share;

          (b) be entitled to such dividends as the Board may from time to time declare;

          (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

          (d) generally be entitled to enjoy all of the rights attaching to shares.

     4.4 The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a) the number of shares constituting that series and the distinctive designation of that series;

          (b) the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

Arlington Tankers Ltd.                                                    Page 5


          (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

          (d) whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

          (e) whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

          (f) whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

          (h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

          (i) any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

Arlington Tankers Ltd.                                                    Page 6


     4.5 Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

     4.6 At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the outstanding Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

5.   CALLS ON SHARES

     5.1 The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

Arlington Tankers Ltd.                                                    Page 7


     5.2 Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

     5.3 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     5.4 The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.   PROHIBITION ON FINANCIAL ASSISTANCE

     The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.   FORFEITURE OF SHARES

     7.1 If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

            Notice of Liability to Forfeiture for Non-Payment of Call

                     Arlington Tankers Ltd. (the "Company")

          You have failed to pay the call of [amount of call] made on the [__] day of [__], 200[__], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [__] day of [__], 200[__], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [__] per annum computed from the said [__] day of [__], 200[__] at the registered office of the Company the share(s) will be liable to be forfeited.

Arlington Tankers Ltd.                                                    Page 8


Dated this [__] day of [__], 200[__]


------------------------------------
[Signature of Secretary] By Order
of the Board

     7.2 If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

     7.3 A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

     7.4 The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.   SHARE CERTIFICATES

     8.1 Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     8.2 The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

     8.3 If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

9.   FRACTIONAL SHARES

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Arlington Tankers Ltd.                                                    Page 9


     The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

                             REGISTRATION OF SHARES

10.  REGISTER OF MEMBERS

     10.1 The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

     10.2 The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.  REGISTERED HOLDER ABSOLUTE OWNER

     The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.  TRANSFER OF REGISTERED SHARES

     12.1 An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

                          Transfer of a Share or Shares

                     Arlington Tankers Ltd. (the "Company")

          FOR VALUE RECEIVED ___________________ [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

          DATED this [__] day of [__], 200[__]

Arlington Tankers Ltd.                                                   Page 10


Signed by:                              In the presence of:


------------------------------------    -------------------------------------
Transferor                              Witness


------------------------------------    -------------------------------------
Transferee                              Witness

     12.2 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     12.3 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

     12.4 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

     12.5 The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

     12.6 Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

13.  TRANSMISSION OF REGISTERED SHARES

     13.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased

Arlington Tankers Ltd.                                                   Page 11


          Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

     13.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

          Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

                     Arlington Tankers Ltd. (the "Company")

          I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [__] day of [__], 200[__]

Signed by:                              In the presence of:


------------------------------------    -------------------------------------
Transferor                              Witness


------------------------------------    -------------------------------------
Transferee                              Witness

Arlington Tankers Ltd.                                                   Page 12


     13.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

     13.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

                           ALTERATION OF SHARE CAPITAL

14.  POWER TO ALTER CAPITAL

     14.1 The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

     14.2 Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.  VARIATION OF RIGHTS ATTACHING TO SHARES

     If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders

Arlington Tankers Ltd.                                                   Page 13


     of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                          DIVIDENDS AND CAPITALISATION

16.  DIVIDENDS

     16.1 The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

     16.2 The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

     16.3 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

     16.4 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

17.  POWER TO SET ASIDE PROFITS

     The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

18.  METHOD OF PAYMENT

     18.1 Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post directed to the registered address of the Members (in the case of joint

Arlington Tankers Ltd.                                                   Page 14


          Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members) or person entitled thereto, or by direct transfer to such bank account as such Member or person entitled thereto may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

     18.2 The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

     18.3 Any dividend and or other monies payable in respect of a share which has remained unclaimed for 7 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

     18.4 The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law 18.4 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend warrant or cheque.

19.  CAPITALISATION

     19.1 The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

Arlington Tankers Ltd.                                                   Page 15


     19.2 The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                               MEETINGS OF MEMBERS

20.  ANNUAL GENERAL MEETINGS

     The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place the Board shall appoint.

21.  SPECIAL GENERAL MEETINGS

     The Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary.

22.  REQUISITIONED GENERAL MEETINGS AND OTHER BUSINESS PROPOSED BY MEMBERS

     22.1 Notwithstanding any other provisions herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

     22.2 In addition to any rights of Members under the Act, other business may be proposed to be brought before any annual general meeting of the Company by any person who: (i) is a Member of record or beneficial owner of shares of the Company on the date of the giving of the notice provided for in this Bye-law and on the record date for the determination of Members entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law.

     22.3 In addition to any other applicable requirements, for any business to be proposed by a Member or beneficial owner pursuant to Bye-law 22.2, other than business specifically in the notice of the

Arlington Tankers Ltd.                                                   Page 16


          meeting or business brought at the discretion of the Board, such Member or beneficial owner must have given timely notice thereof in proper written form to the Secretary.

     22.4 To be timely, a notice given to the Secretary pursuant to Bye-law 22.3 must be delivered to or mailed and received at the registered office and the principal executive offices of the Company as set forth in the Company's filings with the U.S.Securities and Exchange Commission not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual general meeting; provided, however, that in the event that the annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, in order to be timely, notice must be given not later than ten (10) days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting was made.

     22.5 To be in proper written form, a notice given to the Secretary pursuant to Bye-law 22.3 must set forth as to each matter such Member or beneficial owner proposes to bring before the general meeting (i) a brief description of the business desired to be brought before the general meeting and the reasons for conducting such business at the general meeting, (ii) the name and record address of such Member or beneficial owner, (iii) the class or series and number of shares of the Company which are registered in the name of or owned beneficially by such Member or beneficial owner, (iv) a description of all arrangements or understandings between such Member or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such Member or beneficial owner and any material interest of such Member or beneficial owner in such business, and (v) a representation that such Member intends to appear in person or by proxy, or such beneficial owner intends to appear as proxy holder or corporate representative of the Member, at the general meeting to bring such business before the general meeting.

23.  NOTICE

     23.1 At least 30 days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and that the election of Directors will take place thereat.

Arlington Tankers Ltd.                                                   Page 17


     23.2 At least 30 days' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

     23.3 The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

     23.4 A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

     23.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.  GIVING NOTICE

     24.1 A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

     24.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

     24.3 Save as provided by Bye-law 24.4, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if

Arlington Tankers Ltd.                                                   Page 18


          posted, at the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

     24.4 Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States, or Bermuda.

     24.5 The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

25.  POSTPONEMENT OF GENERAL MEETING

     The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to the Members in accordance with the provisions of these Bye-laws.

26.  ATTENDANCE AND SECURITY AT GENERAL MEETINGS

     26.1 Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     26.2 The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property

Arlington Tankers Ltd.                                                   Page 19


          and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meetings are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

27.  QUORUM AT GENERAL MEETINGS

     27.1 At any general meeting of the Company two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business.

     27.2 If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

28.  CHAIRMAN TO PRESIDE

     Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Members at which such person is present. In their absence, the Deputy Chairman, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.  VOTING ON RESOLUTIONS

     29.1 Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of

Arlington Tankers Ltd.                                                   Page 20


          a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

     29.2 No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

     29.3 At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

     29.4 At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

     29.5 At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

30.  POWER TO DEMAND A VOTE ON A POLL

     30.1 Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

          (a)  the chairman of such meeting; or

          (b)  at least three Members present in person or represented by proxy;
               or

          (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

          (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an

Arlington Tankers Ltd.                                                   Page 21


               aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

     30.2 Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

     30.3 A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman (or acting chairman) of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     30.4 Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.  VOTING BY JOINT HOLDERS OF SHARES

     In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.  INSTRUMENT OF PROXY

Arlington Tankers Ltd.                                                   Page 22


     32.1 A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:

                                      Proxy
                     Arlington Tankers Ltd. (the "Company")

          I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [__] day of [__], 200[__] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [__] day of [__], 200[__]


------------------------------------
Member(s)

          or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

     32.2 The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

     32.3 A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

     32.4 The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.  REPRESENTATION OF CORPORATE MEMBER

     33.1 A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such

Arlington Tankers Ltd.                                                   Page 23


          person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

     33.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.  ADJOURNMENT OF GENERAL MEETING

     34.1 The chairman of any general meeting at which a quorum is present may with the consent of a majority in number of those present, (and shall if so directed by a majority in number of those present), adjourn the meeting.

     34.2 In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

          (a) it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

          (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

          (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

     34.3 Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

35.  WRITTEN RESOLUTIONS

     35.1 Subject to the following, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the

Arlington Tankers Ltd.                                                   Page 24


          case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     35.2 A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

     35.3 A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     35.4 A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

     35.5 This Bye-law shall not apply to:

          (a) a resolution passed to remove an auditor from office before the expiration of his term of office; or

          (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office.

     35.6 For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

36.  DIRECTORS ATTENDANCE AT GENERAL MEETINGS

     The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

                             DIRECTORS AND OFFICERS

Arlington Tankers Ltd.                                                   Page 25


37.  ELECTION OF DIRECTORS

     37.1 The Board shall consist of at least two Directors or such number in excess thereof as the Board may determine, each having one vote.

     37.2 Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors. Any Member or the Board may propose any person for election as a Director. Where any person, other than a person proposed for election as a Director by the Board, is to be proposed for election as a Director, written notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director. Where a Director is to be elected at an annual general meeting, that notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting was made. Where a Director is to be elected at a special general meeting, that notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which public disclosure of the date of the special general meeting was made.

     37.3 Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

     37.4 At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

38.  CLASSES OF DIRECTORS

     The Directors shall be divided into three classes designated Class I, Class II and Class III. Each class of Directors shall consist, as nearly as possible, of one third of the total number of Directors constituting the entire Board.

Arlington Tankers Ltd.                                                   Page 26


39.  TERM OF OFFICE OF DIRECTORS

     At the first general meeting which is held after the date of adoption of these Bye-laws for the purpose of electing Directors, the Class I Directors shall be elected for a three year term of office, the Class II Directors shall be elected for a two year term of office and the Class III Directors shall be elected for a one year term of office. At each succeeding annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 42

40.  ALTERNATE DIRECTORS

     40.1 Subject to Bye-law 37.2, at any general meeting of the Company, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors of the Company or may authorise the Board to appoint such Alternate Directors.

     40.2 Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

     40.3 An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

     40.4 An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

Arlington Tankers Ltd.                                                   Page 27


41.  REMOVAL OF DIRECTORS

     41.1 The Members entitled to vote for the election of Directors may, by a resolution approved by the affirmative vote of the holders of at least 80% of the Common Shares issued and outstanding passed at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, only for cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.

     41.2 For the purpose of Bye-law 41.1, "cause" means (a) conviction of a felony, indictable offence or similar criminal offence or (b) willful misconduct that results in material injury (monetary or otherwise) to the Company or any of its subsidiaries.

     41.3 If a Director is removed from the Board under the provisions of this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

42.  VACANCY IN THE OFFICE OF DIRECTOR

     42.1 The office of Director shall be vacated if the Director:

          (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

          (b) is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

          (c)  is or becomes of unsound mind or dies; or

          (d)  resigns his office by notice in writing to the Company.

     42.2 The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board and to appoint an Alternate Director to any Director so appointed.

Arlington Tankers Ltd.                                                   Page 28


43.  REMUNERATION OF DIRECTORS

     The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

44.  DEFECT IN APPOINTMENT OF DIRECTOR

     All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

45.  DIRECTORS TO MANAGE BUSINESS

     45.1 The business of the Company shall be managed and conducted by the Board. Subject to the Bye-law 45.3, in managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

     45.2 Subject to these Bye-laws, the Board may delegate to any company, firm, person, or body of persons any power of the Board (including the power to sub-delegate).

     45.3 The Board shall have no power to sell or otherwise dispose of the shares of any subsidiary of the Company which owns a vessel, or to approve the sale or other disposition of any vessel owned by a subsidiary of the Company, other than a sale or other disposition to a wholly owned subsidiary of the Company, unless such sale or other disposition is approved by a resolution of the Members. The Board shall cause the Company's corporate representative or proxy to vote all shares held by the Company in its subsidiaries so as to ensure that no subsidiary of the Company shall sell or otherwise dispose of any vessel, or any shares in any other subsidiary of the Company which owns a vessel, which are owned by such subsidiary, other than a sale or other

Arlington Tankers Ltd.                                                   Page 29


          disposition to a wholly owned subsidiary of the Company, unless such sale or other disposition has been approved by resolution of the Members. The foregoing provisions of this Bye-law 45.3 shall not apply to mortgages of vessels, pledges or charges of shares of subsidiaries which own vessels, time charters, demise charters, voyage charters, contracts of affreightment, sale and lease back transactions or other similar transactions. The Board shall ensure that the bye-laws or other constitutional documents of each subsidiary of the Company shall contain any provisions necessary to ensure that the intent of this Bye-law 45.3, as it relates to the actions of subsidiaries of the Company, is achieved.

46.  POWERS OF THE BOARD OF DIRECTORS

     46.1 The Board may:

          (a) appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

          (b) exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

          (c) appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

          (d) appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

          (e) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection

Arlington Tankers Ltd.                                                   Page 30


               and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company;

          (f) procure that the Company pays all expenses incurred in promoting and incorporating the Company;

          (g) delegate any of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superceded by directions imposed by the Board;

          (h) present any petition and make any application in connection with the liquidation or reorganisation of the Company;

          (i) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

          (j) authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

47.  REGISTER OF DIRECTORS AND OFFICERS

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

48.  OFFICERS

Arlington Tankers Ltd.                                                   Page 31


     The Officers shall consist of a Chairman, a Deputy Chairman, a President, a Chief Financial Officer, a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

49.  APPOINTMENT OF OFFICERS

     The Board shall appoint a Chairman and Deputy Chairman who shall be Directors. The President, the Chief Financial Officer and the Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.  DUTIES OF OFFICERS

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.  REMUNERATION OF OFFICERS

     The Officers shall receive such remuneration as the Board may determine.

52.  CONFLICTS OF INTEREST

     52.1 Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

     52.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     52.3 Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

53.  INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

Arlington Tankers Ltd.                                                   Page 32


     53.1 The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto including, in defending or appearing or giving evidence in any proceedings (such term to include, for the purposes of this Bye-law 53, threatened proceedings, investigations and enquiries, whether by a regulatory authority, prosecutions authority or otherwise), whether civil or criminal, including where allegations of fraud and dishonesty are made against such person, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

     53.2 The Company shall pay to or on behalf of any such Director, Secretary or other Officer referred to in Bye-law 53.1 any and all costs and expenses associated in defending or appearing or giving evidence in the proceedings referred to in Bye-law 53.1 (including without limitation independent representation and counseling by an attorney or other professional selected by such person) as and when such costs and expenses are incurred, provided that in the event of a

Arlington Tankers Ltd.                                                   Page 33


          finding of fraud or dishonesty (such fraud or dishonesty having been established in a final judgment or decree not subject to appeal), such person shall reimburse to the Company all funds paid by the Company in respect of costs and expenses of defending such proceedings.

     53.3 The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him under the Act in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

                       MEETINGS OF THE BOARD OF DIRECTORS

54.  BOARD MEETINGS

     The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

55.  NOTICE OF BOARD MEETINGS

     Any two Directors may, and the Secretary on the requisition of any two Directors shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose.

56.  PARTICIPATION IN MEETINGS BY TELEPHONE

     Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

Arlington Tankers Ltd.                                                   Page 34


57.  QUORUM AT BOARD MEETINGS

     The quorum necessary for the transaction of business at a meeting of the Board shall be a simple majority of the entire Board at the time of the meeting.

58.  BOARD TO CONTINUE IN THE EVENT OF VACANCY

     The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company; or (ii) preserving the assets of the Company.

59.  CHAIRMAN TO PRESIDE

     Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the President shall act as chairman at all meetings of the Board at which such person is present. In their absence the Deputy Chairman, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by the Directors present at the meeting.

60.  WRITTEN RESOLUTIONS

     A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director.

61.  VALIDITY OF PRIOR ACTS OF THE BOARD

     No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

                                CORPORATE RECORDS

62.  MINUTES

     62.1 The Board shall cause minutes to be duly entered in books provided for the purpose:

Arlington Tankers Ltd.                                                   Page 35


          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

63.  PLACE WHERE CORPORATE RECORDS KEPT

     Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

64.  FORM AND USE OF SEAL

     64.1 The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

     64.2 The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for that purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                    ACCOUNTS

65.  BOOKS OF ACCOUNT

     65.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

Arlington Tankers Ltd.                                                   Page 36


          (c)  all assets and liabilities of the Company.

     65.2 Such records of account shall be kept at the registered office of the Company, or subject to the provisions of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

66.  FINANCIAL YEAR END

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

                                     AUDITS

67.  ANNUAL AUDIT

     Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

68.  APPOINTMENT OF AUDITORS

     68.1 Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, the Members shall appoint an independent Auditor to audit the accounts of the Company.

     68.2 The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.  REMUNERATION OF AUDITORS

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

70.  DUTIES OF AUDITORS

Arlington Tankers Ltd.                                                   Page 37


     70.1 The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

     70.2 The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

71.  ACCESS TO RECORDS

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

72.  FINANCIAL STATEMENTS

     Subject to any rights to waive laying of accounts pursuant to the provisions of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

73.  DISTRIBUTION OF AUDITORS REPORT

     The report of the Auditor shall be submitted to the Members in general meeting.

74.  VACANCY IN THE OFFICE OF AUDITOR

     If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the vacancy thereby created shall be filled in accordance with the Act.

                              BUSINESS COMBINATIONS

75.  BUSINESS COMBINATIONS

     75.1 (a) In addition to any other approval that may be required by applicable law, any Business Combination with any Interested Shareholder within a period of three years following the time of the transaction in which the person became an Interested Shareholder must be approved by the

Arlington Tankers Ltd.                                                   Page 38


          Board and authorised at an annual or special general meeting, by the affirmative vote of at least 66 2/3% of the issued and outstanding voting shares of the Company that are not owned by the Interested Shareholder, unless:

          (1) prior to the time that the person became an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the person becoming an Interested Shareholder; or

          (2) upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the issued and outstanding voting shares of the Company at the time the transaction commenced, excluding for purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

     (b)  The restrictions contained in this Bye-law 75.1 shall not apply if:

          (1) a Member becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

          (2) the Business Combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office (but not less than one) who were Directors prior to

Arlington Tankers Ltd.                                                   Page 39


               any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

               (i) a merger, amalgamation or consolidation of the Company (except for an amalgamation in respect of which, pursuant to the Act, no vote of the shareholders of the Company is required);

               (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company; or

               (iii) a proposed tender or exchange offer for 50% or more of the issued and outstanding voting shares of the Company.

          The Company shall give not less than 20 days notice to all Interested Shareholders prior to the consummation of any of the transactions described in subparagraphs (i) or (ii) of the second sentence of this paragraph (2).

     (c)  For the purpose of this Bye-law 75 only, the term:

          (1) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

          (2) "associate," when used to indicate a relationship with any person, means: (i) any company, partnership, unincorporated association or other entity of which such person is

Arlington Tankers Ltd.                                                   Page 40


               a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person;

          (3) "Business Combination," when used in reference to the Company and any Interested Shareholder of the Company, means:

               (i) any merger, amalgamation or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the Interested Shareholder or any of its affiliates, or (B) with any other company, partnership, unincorporated association or other entity if the merger, amalgamation or consolidation is caused by the Interested Shareholder.

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company;

               (iii) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company, or any share of such subsidiary, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such subsidiary, which securities were issued and outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of

Arlington Tankers Ltd.                                                   Page 41


                    securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such subsidiary, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or (D) any issuance or transfer of shares by the Company; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Shareholder's proportionate share of the any class or series of shares;

               (iv) any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares of the Company, or shares of any such subsidiary, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

               (v) any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this paragraph) provided by or through the Company or any direct or indirect majority-owned subsidiary of the Company;

          (4) "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the issued and outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of control shall not apply where such

Arlington Tankers Ltd.                                                   Page 42


               person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

          (5) "Interested Shareholder" means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the owner of 15% or more of the issued and outstanding voting shares of the Company, (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the issued and outstanding voting shares of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder or (iii) is an affiliate or associate of any person listed in (i) or (ii) above; provided, however, that the term "Interested Shareholder" shall not include (i) Concordia Maritime AB (publ) ("Concordia") and its affiliates and associates for so long as Concordia either alone or together with its affiliates and associates owns 15% or more of the issued and outstanding voting shares of the Company, unless, following the consummation of the transactions contemplated in connection with the initial public offering of shares of the Company (including its acquisition of vessels), Concordia, its affiliates and associates, acquire additional voting shares of the Company, representing in the aggregate 3% or more of the issued and outstanding voting shares of the Company or (ii) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such person referred to in this subparagraph (ii) shall be an Interested Shareholder if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting shares of the Company deemed to be issued and outstanding shall include voting shares deemed to be owned by the person through application of paragraph (8) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

          (6) "person" means any individual, company, partnership, unincorporated association or other entity;

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          (7)  "voting shares" means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity;

          (8) "owner," including the terms "own" and "owned," when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

               (i)  beneficially owns such shares, directly or indirectly; or

               (ii) has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of
                    time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

               (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of this paragraph), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

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Arlington Tankers Ltd.                                                   Page 44


     (e) Notwithstanding any other provisions of these Bye-laws (and notwithstanding the fact that some lesser percentage may be specified by law or these Bye-laws), the affirmative vote of the holders of 80% or more of the issued and outstanding shares of the Company entitled to vote generally in the election of Directors (voting for this purpose as one class) shall be required to amend, alter, change or repeal this Bye-law 75.

     75.2 In respect of any Business Combination to which the restrictions contained in Bye-law 75.1 do not apply but which the Act requires to be approved by the Members, the necessary general meeting quorum and Members' approval shall be as set out in Bye-laws 27 and 29 respectively.

     75.3 The Board shall ensure that the bye-laws or other constitutional documents of each subsidiary of the Company shall contain any provisions necessary to ensure that the intent of Bye-law 75.1, as it relates to the actions of subsidiaries of the company, is achieved.

                      VOLUNTARY WINDING-UP AND DISSOLUTION

76.  WINDING-UP

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             CHANGES TO CONSTITUTION

77.  CHANGES TO BYE-LAWS

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Arlington Tankers Ltd.                                                   Page 45


     77.1 Subject to Bye-law 77.2, no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of Members.

     77.2 Bye-laws 22, 37, 38, 39, 41, 45.3, 75, and 77 shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board and by a resolution of the Members including the affirmative vote of not less than 80% per cent of the votes attaching to all shares issued and outstanding.

78.  DISCONTINUANCE

     The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.